Exhibit 5.2

November 5, 2010

BRE Properties, Inc.

525 Market Street

4th Floor

San Francisco, California 94105-2712

Re:	BRE Properties, Inc. (the “Company”)—Registration Statement on Form S-3 pertaining to an unspecified number, and an indeterminate aggregate initial offering price, of the Company’s (i) debt securities (the “Debt Securities”); (ii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) shares of common stock, par value $0.01 per share (the “Common Stock”); (iv) fractional shares of Preferred Stock represented by depositary shares (“Depositary Shares”); and (v) warrants (“Warrants”) to purchase Debt Securities, shares of Common Stock, shares of Preferred Stock or Depositary Shares

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Debt Securities, the shares of Preferred Stock, the shares of Common Stock, the Depositary Shares and the Warrants (each a “Security” and collectively, the “Securities”) under the Securities Act of 1933, as amended (the “Act”), by the Company on Form S-3, filed or to be filed with the Securities and Exchange Commission (the “Commission”) on or about November 5, 2010, and any amendments thereto (the “Registration Statement”), if any are to be filed with the Commission subsequent to the date hereof. You have requested our opinion with respect to the matters set forth below.

We understand that the Company is being represented in this matter by Latham & Watkins LLP, and we understand that, except as to those issues specifically opined to herein, you will be relying upon the opinion of Latham & Watkins LLP.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)	the corporate charter of the Company (the “Charter”), consisting of Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on January 25, 1996; Articles of Merger filed with the Department on March 14, 1996; Articles

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BALLARD SPAHR LLP

BRE Properties, Inc.

November 5, 2010

of Amendment and Restatement filed with the Department on April 2, 1996; Articles of Amendment filed with the Department on April 21, 1997; Certificate of Correction filed with the Department on September 23, 1998; Articles Supplementary filed with the Department on January 28, 1999; Articles Supplementary filed with the Department on June 14, 2002; Articles Supplementary filed with the Department on March 11, 2004; Articles of Amendment filed with the Department on May 20, 2004; Articles Supplementary filed with the Department on December 8, 2004; and Articles of Amendment filed with the Department on May 23, 2005;

(ii)	the Second Amended and Restated Bylaws of the Company as adopted on May 17, 2007 (the “Bylaws”);

(iii)	resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) on October 28, 2010 (the “Directors’ Resolutions”);

(iv)	a certificate of Kerry Fanwick, Executive Vice President, General Counsel and Secretary of the Company, of even date herewith (the “Officer’s Certificate”), to the effect that, among other things, the Charter, the Bylaws and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officer’s Certificate;

(v)	the Registration Statement and the related form of prospectus included therein, in substantially the form filed or to be filed with the Commission pursuant to the Act;

(vi)	a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

(vii)	such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any instrument, document or agreement on behalf of any party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any instrument, document or agreement is legally competent to do so;

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BRE Properties, Inc.

November 5, 2010

(c)	any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original Documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)	all certificates submitted to us, including, without limitation, the Officer’s Certificate, are true, correct and complete both when made and as of the date hereof;

(e)	the resolutions to be adopted subsequent to the date hereof, and the actions to be taken by the Board of Directors subsequent to the date hereof, including, but not limited to, the adoption of all resolutions and the taking of all actions necessary to authorize the issuance and sale of the Securities in accordance with the procedures set forth in paragraphs 1, 2, 3, 4 and 5 below, will occur at duly called meetings at which a quorum of the incumbent members of the Board of Directors, or a duly authorized committee thereof, as the case may be, is present and acting throughout, or by unanimous written consent of all incumbent members of the Board of Directors, or a duly authorized committee thereof, as the case may be, and, where required, will be approved by a majority of the Continuing Directors (as defined in the Charter), all in accordance with the Charter and Bylaws of the Company and applicable law;

(f)

the number of shares of Preferred Stock of each series and the number of shares of Common Stock to be offered and sold subsequent to the date hereof as Securities under the Registration Statement, together with the number of shares of Preferred Stock of each series and the number of shares of Common Stock issuable upon conversion or exchange (or exercise in the case of Warrants) of any Securities offered and sold subsequent to the date hereof, and the number of shares of Preferred Stock of such series represented by Depositary Shares to be offered and sold subsequent to the date hereof, will not, in the aggregate, exceed the number of shares of Preferred Stock of such series, and the number of shares of Common Stock, respectively, authorized in the Charter of the

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BRE Properties, Inc.

November 5, 2010

Company, less the number of shares of Preferred Stock of such series and the number of shares of Common Stock, respectively, authorized and reserved for issuance and/or issued and outstanding on the date subsequent to the date hereof on which the Securities are authorized, the date subsequent to the date hereof on which the Securities are issued and delivered, the date subsequent to the date hereof on which any Securities are converted into, or exchanged or exercised for, shares of Common Stock or shares of Preferred Stock of such series, respectively, and the date subsequent to the date hereof on which shares of Preferred Stock of such series and shares of Common Stock, respectively, are issued pursuant to conversion, exchange or exercise of such Securities;

(g)	none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security containing such terms established subsequent to the date hereof, nor the compliance by the Company with the terms of such Security established subsequent to the date hereof, nor the form of any certificate, receipt or other instrument or document evidencing such Security approved subsequent to the date hereof, will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws of the Company, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company;

(h)	the form of certificate, receipt or other instrument or document representing the Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Maryland law;

(i)	none of the Securities to be offered and sold subsequent to the date hereof, and none of the shares of Preferred Stock or shares of Common Stock, or any other securities of the Company, issuable upon conversion or exchange (or exercise in the case of Warrants) of any such Securities, will be issued in violation of the provisions of the Charter of the Company imposing restrictions on ownership and transfer of shares of stock of the Company, nor will the issuance, offer or sale of such Securities, or any other securities of the Company issuable upon conversion, exchange or exercise of any such Securities, constitute a “Business Combination” as that term is defined in Article VIII of the Charter;

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BRE Properties, Inc.

November 5, 2010

(j)	that certain Indenture, dated as of June 23, 1997, between the Company and Chase Trust Company of California, as trustee, as amended and supplemented by the First Supplemental Indenture dated as of April 23, 1998, by and between the Company and J.P. Morgan Trust Company, National Association (“J.P. Morgan”), as successor in interest to Chase Manhattan Bank and Trust Company, National Association, as successor trustee, the Second Supplemental Indenture dated as of August 15, 2006 by and between the Company and J.P. Morgan, and the Third Supplemental Indenture dated as of November 3, 2006 by and between the Company and The Bank of New York Mellon Trust Company, National Association (f/k/a The Bank of New York Trust Company, National Association), as successor to J.P. Morgan, will each be in full force and effect on the date subsequent to the date hereof on which any of the Debt Securities are issued and thereafter for so long as such Debt Securities are outstanding; and

(k)	all Depositary Shares to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding deposit agreement, enforceable against the parties thereto in accordance with its terms, that conforms to the description thereof set forth in the Prospectus or related prospectus supplement; and all Warrants to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding warrant agreement, enforceable against the parties thereto in accordance with its terms, that conforms to the description thereof set forth in the Prospectus or related prospectus supplement.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that:

1.

Upon: (a) designation and titling by, or upon proper authority of, the Board of Directors of the Debt Securities; (b) establishment by, or upon proper authority of, the Board of Directors of the terms, conditions and provisions of any Debt Securities; (c) establishment by, or upon proper authority of, the Board of Directors of the aggregate principal amount of any such Debt Securities and any limit on such aggregate principal amount; (d) due authorization by the Board of Directors of the execution and delivery of one or more indentures, supplemental indentures or certificates of officer, as applicable, each dated as of a date prior to the issuance of the Debt Securities to which it relates; (e) due authorization by the Board of Directors of such Debt Securities for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f)

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BRE Properties, Inc.

November 5, 2010

reservation and due authorization by the Board of Directors of the issuance of any shares of Preferred Stock and/or any shares of Common Stock issuable upon conversion or exchange of the Debt Securities in accordance with the procedures set forth in Paragraphs 2 and 3 below, and/or the due authorization by the Board of Directors of any other securities of the Company issuable upon conversion or exchange of the Debt Securities in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by the Board of Directors, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize such Debt Securities.

2.

Upon: (a) designation by the Board of Directors of one or more series of Preferred Stock to distinguish each such series from any other outstanding series of Preferred Stock; (b) setting by the Board of Directors of the number of shares of Preferred Stock to be included in such series; (c) establishment by the Board of Directors of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such series of Preferred Stock; (d) filing by the Company with the Department of articles supplementary setting forth a description of such series of Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Directors and a statement that such series of the Preferred Stock has been classified by the Board of Directors under the authority contained in the Charter, and the acceptance for record by the Department of such articles supplementary; (e) due authorization by the Board of Directors of a designated number of shares of such series of Preferred Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, and (f) reservation and due authorization by the Board of Directors of any shares of any other series of Preferred Stock and/or any shares of Common Stock issuable upon conversion or exchange of such series of Preferred Stock in accordance with the procedures set forth in this Paragraph 2 and in Paragraph 3 below, respectively, and/or the due authorization by the Board of Directors of any other securities of the Company issuable upon conversion or exchange of such series of Preferred Stock in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by the Board of Directors, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the

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BRE Properties, Inc.

November 5, 2010

Company will have been taken to authorize the issuance and sale of the shares of such series of Preferred Stock, and when such shares of such series of Preferred Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

3.	Upon due authorization by the Board of Directors of a designated number of shares of Common Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Common Stock, and when such shares of Common Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of Common Stock will be validly issued, fully paid and non-assessable.

4.	Upon completion of the procedures set forth in paragraph 2 above for the issuance of shares of any series of Preferred Stock, and approval of a deposit agreement and due authorization by the Board of Directors of the delivery of Depositary Shares pursuant to such deposit agreement, due execution of such deposit agreement on behalf of the Company, and compliance with the conditions established by the Board of Directors for the delivery of the Depositary Shares, such Depositary Shares may be delivered by or on behalf of the Company, and such series of Preferred Stock represented by the Depositary Shares will be validly issued, fully paid and non-assessable.

5.

Upon: (a) designation and titling by the Board of Directors of the Warrants; (b) due authorization by the Board of Directors of the form, terms, execution and delivery by the Company of any agreement or other instrument relating to the Warrants; (c) setting by the Board of Directors of the number of Warrants to be issued; (d) establishment by the Board of Directors of the terms, conditions and provisions of the Warrants; (e) due authorization by the Board of Directors of the Warrants for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) due authorization by the Board of Directors of any Debt Securities issuable upon exercise of the Warrants in accordance with the procedures set forth in Paragraph 1 above, reservation and due authorization by the Board of Directors of the issuance of any shares of Common Stock and/or shares of any series of Preferred Stock issuable upon exercise of the Warrants in accordance with the procedures set forth

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BRE Properties, Inc.

November 5, 2010

in Paragraphs 2 and 3 above, respectively, and/or due authorization by the Board of Directors of any Depositary Shares issuable upon exercise of the Warrants in accordance with the procedures set forth in Paragraph 4 above, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize such Warrants.

The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP